UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 8, 2002




                          RUNCORP, INC.
     (Exact name of registrant as specified in its charter)



      Nevada                000-29477                86-088251
   -------------           ------------          -------------------
     (State of             (Commission           (I.R.S. Employer
   Organization)           File Number)          Identification No.)



540 5th Ave. S.W., Suite 930 Calgary, Alberta, Canada        T2P 0M2
-----------------------------------------------------      ----------
(Address of principal executive offices)                   (Zip Code)



                         (403) 264-7356
       --------------------------------------------------
       Registrant's telephone number, including area code




ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Merdinger, Fruchter, Rosen & Co., P.C. (MFRC) was previously the independent auditors for Runcorp, Inc. (the "Registrant"). On
August 8, 2002, the Registrant dismissed its client-auditor relationship with MFRC.

On August 8, 2002, the Registrant's Board of Directors approved the engagement of Keith Margetson, Chartered Accountant, to serve as the Registrant's independent public accountant and to be the principal accountant to conduct the audit of the Registrant's financial statements for the fiscal year ending December 31, 2002, replacing MFRC who had been engaged to audit the Registrant's financial statements for the fiscal years ended December 31, 1999, 2000 and 2001. MFRC's reports on the Registrant's financial statements during the two most recent fiscal years, as well as the fiscal year ended December 31, 1999, contained no adverse or disclaimer of opinion, however the reports did contain a going concern explanatory paragraph. Management of the Registrant knows of no past disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of MFRC, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the Registrant's two most recent fiscal years ended
December 31, 2000 and 2001, and up to the date of engagement, the Registrant did not consult with Keith Margetson, Chartered
Accountant, regarding any of the matters or events set forth in
Item 304 (a)(2)(i) and (ii) of Regulation S-K.

The Registrant has requested MFRC to furnish a letter addressed to the Commission stating whether it agrees with the above statements. When Registrant receives a copy of the requested letter, it will be filed by amendment to this Form 8-K.

ITEM 7    EXHIBITS

The following exhibit is filed as part of this Report in accordance with the provision of Item 601 of Regulation S-B.

Number         Description
------         -----------

 16.1*         Letter from Merdinger, Fruchter, Rosen & Co., P.C.



*  To be filed by amendment.





                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         RUNCORP, INC.

                         /s/
                         David Phan, President, Director

                         Date:  August 15, 2002